Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS THIRD QUARTER RESULTS

Melville, New York, Thursday, January 5, 2017…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $26,462,000 for the 2017 fiscal year’s third quarter ended November 27, 2016 compared to net sales of $34,323,000 for last fiscal year’s third quarter ended November 29, 2015 and net sales of $29,058,000 for the 2017 fiscal year’s second quarter ended August 28, 2016. Park’s net sales for the nine months ended November 27, 2016 were $87,010,000 compared to net sales of $110,099,000 for the nine months ended November 29, 2015. Net earnings for the current year’s third quarter were $1,875,000 compared to $4,109,000 for last year’s third quarter and $1,981,000 for the current year’s second quarter. Net earnings were $6,806,000 for the current year’s nine-month period compared to $13,455,000 for last year’s nine-month period.

Park reported net earnings before special items of $1,944,000 for the current year’s third quarter compared to net earnings before special items of $4,209,000 for last year’s third quarter and net earnings before special items of $1,995,000 for the current year’s second quarter. In the current year’s third quarter, the Company recorded pre-tax restructuring charges of $113,000 related to the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. In last year’s third quarter, the Company recorded pre-tax restructuring charges of $158,000 in connection with the aforementioned facility closure and the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in Zhuhai, China. In the current year’s second quarter, the Company recorded pre-tax restructuring charges of $23,000 in connection with the 2009 closure of its New England Laminates Co., Inc. facility.

For the nine-month period ended November 27, 2016, Park reported net earnings before special items of $6,932,000 compared to net earnings before special items of $13,715,000 for last fiscal year’s first nine-month period. The current year’s nine-month period and last year’s nine-month period included pre-tax restructuring charges of $206,000 and $373,000, respectively, related to the facility closures mentioned above.

Park reported basic and diluted earnings per share of $0.09 for the current year’s third quarter compared to $0.20 for last year’s third quarter and $0.10 for the current year’s second quarter. Basic and diluted earnings per share before special items were $0.10 for the current year’s third quarter compared to $0.21 for last year’s third quarter and $0.10 for the current year’s second quarter.

Park reported basic and diluted earnings per share of $0.34 for the current year’s first nine months compared to $0.66 for last year’s nine-month period and basic and diluted earnings per share before special items of $0.34 for the current year’s first nine months compared to $0.67 for last year’s nine-month period.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 46082544.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Wednesday, January 11, 2017. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 46082544 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended
	11/27/16	11/29/15	8/28/16	11/27/16	11/29/15
Sales	$26,462	$34,323	$29,058	$87,010	$110,099

Net Earnings before Special Items[1]	$1,944	$4,209	$1,995	$6,932	$13,715
Special Items, net of Tax:
Restructuring Charges	(69)	(100)	(14)	(126)	(260)
Net Earnings	$1,875	$4,109	$1,981	$6,806	$13,455

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.21	$0.10	$0.34	$0.67
Special Items:
Restructuring Charges	(0.01)	(0.01)	-	-	(0.01)
Basic Earnings (Loss) per Share	$0.09	$0.20	$0.10	$0.34	$0.66

Diluted Earnings before Special Items[1]	$0.10	$0.21	$0.10	$0.34	$0.67
Special Items:
Restructuring Charges	(0.01)	(0.01)	-	-	(0.01)
Diluted Earnings (Loss) per Share	$0.09	$0.20	$0.10	$0.34	$0.66

Weighted Average Shares Outstanding:
Basic	20,235	20,253	20,235	20,235	20,379
Diluted	20,235	20,253	20,235	20,235	20,386

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	November 27, 2016	February 28, 2016
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$238,824	$237,425
Accounts Receivable, Net	16,013	22,583
Inventories	12,587	10,214
Prepaid Expenses and Other Current Assets	2,329	1,963
Total Current Assets	269,753	272,185

Fixed Assets, Net	19,333	21,512
Restricted Cash	10,000	10,000
Other Assets	10,958	11,080
Total Assets	$310,044	$314,777

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$3,000	$3,000
Accounts Payable	4,692	6,155
Accrued Liabilities	4,645	4,580
Income Taxes Payable	1,276	2,943
Total Current Liabilities	13,613	16,678

Long-Term Debt	69,750	72,000
Deferred Income Taxes	43,938	43,937
Other Liabilities	586	1,295
Total Liabilities	127,887	133,910

Shareholders’ Equity	182,157	180,867
Total Liabilities and Shareholders' Equity	$310,044	$314,777

Additional information
Equity per Share	$9.00	$8.94
Total Cash, Restricted Cash and Marketable Securities	$248,824	$247,425

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended
	November 27, 2016	November 29, 2015	August 28, 2016	November 27, 2016	November 29, 2015
Net Sales	$26,462	$34,323	$29,058	$87,010	$110,099

Cost of Sales	19,828	24,026	21,824	64,355	78,074

Gross Profit	6,634	10,297	7,234	22,655	32,025
% of net sales	25.1%	30.0%	24.9%	26.0%	29.1%

Selling, General & Administrative Expenses	4,604	5,264	5,110	15,051	16,074
% of net sales	17.4%	15.3%	17.6%	17.3%	14.6%

Restructuring Charge	113	158	23	206	373

Earnings from Operations	1,917	4,875	2,101	7,398	15,578

Interest:
Interest Income	430	227	369	1,177	809

Interest Expense	343	355	334	1,010	1,080

Net Interest Expense	87	(128)	35	167	(271)

Earnings before Income Taxes	2,004	4,747	2,136	7,565	15,307

Income Tax Provision	129	638	155	759	1,852

Net Earnings	$1,875	$4,109	$1,981	$6,806	$13,455

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended November 27, 2016			13 Weeks Ended November 29, 2015			13 Weeks Ended August 28, 2016
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$4,604	$-	$4,604	$5,264	$-	$5,264	$5,110	$-	$5,110
% of net sales	17.4%		17.4%	15.3%		15.3%	17.6%		17.6%

Restructuring Charge	113	(113)	-	158	(158)	-	23	(23)	-
% of net sales	0.4%		0.0%	0.5%		0.0%	0.1%		0.0%

Earnings from Operations	1,917	113	2,030	4,875	158	5,033	2,101	23	2,124
% of net sales	7.2%		7.7%	14.2%		14.7%	7.2%		7.3%

Earnings before Income Taxes	2,004	113	2,117	4,747	158	4,905	2,136	23	2,159
% of net sales	7.6%		8.0%	13.8%		14.3%	7.4%		7.4%

Income Tax Provision	129	44	173	638	58	696	155	9	164
Effective Tax Rate	6.4%		8.2%	13.4%		14.2%	7.3%		7.6%

Net Earnings	1,875	69	1,944	4,109	100	4,209	1,981	14	1,995
% of net sales	7.1%		7.3%	12.0%		12.3%	6.8%		6.9%

	39 Weeks Ended November 27, 2016			39 Weeks Ended November 29, 2015
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$15,051	$-	$15,051	$16,074	$-	$16,074
%	17.3%		17.3%	14.6%		14.6%

Restructuring Charge	206	(206)	-	373	(373)	-
%	0.2%		0.0%	0.3%		0.0%

Earnings from Operations	7,398	206	7,604	15,578	373	15,951
%	8.5%		8.7%	14.1%		14.5%

Earnings before Income Taxes	7,565	206	7,771	15,307	373	15,680
%	8.7%		8.9%	13.9%		14.2%

Income Tax Provision	759	80	839	1,852	113	1,965
Effective Tax Rate	10.0%		10.8%	12.1%		12.5%

Net Earnings	6,806	126	6,932	13,455	260	13,715
%	7.8%		8.0%	12.2%		12.5%